Exhibit 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Lincoln Electric Holdings, Inc., an Ohio corporation (“Registrant”), hereby constitutes and appoints Vincent K. Petrella and Frederick G. Stueber and each of them, as true and lawful attorney or attorneys-in-fact for the undersigned, for him or her and in his or her name, place and stead, to sign on his or her behalf as an officer or director of the Registrant a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933 concerning certain Common Shares of the Company to be offered in connection with the Registrant’s 2006 Stock Plan for Non-Employee Directors, and to sign any and all amendments or post-effective amendments to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 28th day of April, 2006.

/s/ John M. Stropki, Jr.	/s/ Robert J. Knoll

John M. Stopki, Jr. Chairman of the Board, President and Chief Executive Officer (principal executive officer)	Robert J. Knoll Director

/s/ G. Russell Lincoln

Vincent K. Petrella Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	G. Russell Lincoln Director

/s/ Harold L. Adams	/s/ Kathryn Jo Lincoln

Harold L. Adams Director	Kathryn Jo Lincoln Director

/s/ Helene S. Runtagh

Ranko Cucuz Director	Hellene S. Runtagh Director

/s/ David H. Gunning	/s/ George H. Walls, Jr.

David H. Gunning Director	George H. Walls, Jr. Director